Exhibit 31.4

Certification by Chief Financial Officer

pursuant to Rule 13a-14(a) or Rule 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, B. Clyde Preslar, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Pantry, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 24, 2014	/s/ B. Clyde Preslar
B. Clyde Preslar
Senior Vice President, Chief Financial Officer